                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in the Registration Statement Nos. 333-80415 and 333-80409 of Factual Data Corp. on Forms S-3 and the registration statement Nos. 333-92693 and 333-80101 on Forms S-8 of our report dated March 28, 2001, appearing in the December 31, 2001 annual report on Form 10-K of Factual Data Corp. for the years ended December 31, 1999 and 2000.




                                       /s/ Ehrhardt Keefe Steiner & Hottman PC
                                       Ehrhardt Keefe Steiner & Hottman PC

April 15, 2002
Denver, Colorado